EXHIBIT 10.1

NOTE AMENDMENT

This Note Amendment effective as of June [ ], 2024 (the “Agreement”) is by and between iCoreConnect, Inc., a Delaware corporation (the “Company”), and [ ](the “Holder”) of a convertible promissory note payable original issued on [ ] in principal amount of $[ ] (the “Note”). Capitalized terms not defined herein shall have the meanings assigned to them in the Note.

WITNESSETH:

WHEREAS, the Company has requested the amendment to the Note as set forth herein, which amendment will, subject to certain conditions, extend the Maturity Date of the Note; and

WHEREAS, in order to induce the Holder to enter into this amendment, subject to the terms and conditions set forth herein, the Company will issue Holder [ ] restricted shares of Company common stock (“Inducement Shares”) via book-entry confirmation within 7 (seven) calendar days following the Maturity Date.

NOW, THEREFORE, in consideration of and for the mutual promises and covenants contained herein, and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties agree as follows:

1. Amendment of the Note.

(a) The Company and the Holder hereby agree Section 1(a) of the Note is deleted in its entirety and replaced with the following:

The “Maturity Date” shall be July 31, 2024, as may be extended at the option of the Holder in the event that, and for so long as, an Event of Default (as defined below) shall not have occurred and be continuing on the Maturity Date (as may be extended pursuant to this Section 1) or any event shall not have occurred and be continuing on the Maturity Date (as may be extended pursuant to this Section 1) that with the passage of time and the failure to cure would result in an Event of Default.

2. Inducement Shares. The Holder agrees that the Company's obligation to issue the Inducement Shares on the Maturity Date is subject to the Company’s ability to issue such Inducement Shares in compliance with Nasdaq Listing Rule 5635(d), which will require the approval by the Company’s shareholders of certain proposals to be considered at the Company’s 2024 Annual Meeting to be held on May 31, 2024. To the extent the Company is unable to issue the Inducement Shares in compliance with Nasdaq Listing Rule 5635(d), the Company’s obligation to issue the Inducement Shares shall be tolled until such time as the Company is able to issue such Inducement Shares.

3. No Implied Waiver or Consent. Except for the specific amendment set forth above, nothing herein shall be deemed to be a consent to, amendment of or waiver of any provision in the Note, and all provisions in the Note, as modified hereby, are hereby confirmed and ratified in all respects and shall remain in full force and effect in accordance with their respective terms.

4. Entire Agreement. This Agreement constitutes the entire agreement between the Company and the Holder with respect to the matters covered hereby and supersedes all previous written, oral or implied understandings among them with respect to such matters. The terms set forth in this Agreement may not be amended without the prior written consent of the Company and Holder. This Agreement is intended for the benefit of the parties hereto and their respective successors and assigns and is not for the benefit of, nor may any provisions hereof be enforced by, any other person or entity.

5. Governing Law. This Agreement shall be governed by and construed under the laws of the State of Florida without regard to the choice of law principles thereof.

6. Counterparts. This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party. In the event that any signature is delivered by facsimile transmission or by an e-mail which contains an electronic file of an executed signature page, such signature page shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or electronic file signature page (as the case may be) were an original thereof.

[Signature page follows]

1

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first stated above.

ICORECONNECT, INC.

By:
Name: Robert McDermott
Title: President and CEO

“HOLDER”

[ ]

2